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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          FIRST MONTAUK FINANCIAL CORP.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


            NEW JERSEY                                            22-1737915
      -----------------------                                -------------------
      (State of Incorporation                                 (I.R.S. Employer
          or Organization)                                   Identification No.)


      PARKWAY 109 OFFICE CENTER
       328 NEWMAN SPRINGS ROAD
         RED BANK, NEW JERSEY                                       97791
-----------------------------------------                        ----------
(Address of Principal Executive Offices)                         (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]


 Securities Act registration statement file number to which this form relates:

                                    333-30135
                                 ---------------
                                 (If Applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                         Name of Each Exchange on Which
      to be so Registered                         Each Class is to be Registered
-------------------------------                   ------------------------------

_______________________________                   ______________________________

_______________________________                   ______________________________


Securities to be registered pursuant to Section 12(g) of the Act:


                CLASS A REDEEMABLE COMMON STOCK PURCHASE WARRANTS
                -------------------------------------------------
                                 (Title of Class)


                CLASS B REDEEMABLE COMMON STOCK PURCHASE WARRANTS
                -------------------------------------------------
                                 (Title of Class)


                CLASS C REDEEMABLE COMMON STOCK PURCHASE WARRANTS
                -------------------------------------------------
                                 (Title of Class)


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              INFORMATION REQUIRED TO BE IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     Pursuant to Rule 12(b)-23 of the General Rules and Regulations under the Securities and Exchange Act of 1934 (the "Act") and the instruction to this Item 1, reference is made to "Description of Securities" included as part of Registrant's Registration Statement on Form S-3 Amendment No. 1 (333-30135) for a description of Registrant's Class A, B and C Redeemable Common Stock Purchase Warrants, which descriptions are incorporated by reference herein in response to this Item.

ITEM 2. EXHIBITS

     1. Form of Registrant's Common Stock Certificate filed as Exhibit 4.1 to Registration Statement on Form S1, File No. 33-24696; Class A, B and C Redeemable Common Stock Purchase Warrants filed as Exhibit 4.3, 4.4 and 4.5; and the Form of Warrant Agent Agreement filed as Exhibit 4.6, respectively, to Registrant's Registration Statement on Form S-3 Amendment No. 1, File No. 333-30135, which Exhibits are incorporated by reference herein pursuant to Rule 12(b)-32 of the Act.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          FIRST MONTAUK FINANCIAL CORP.
                                          (Registrant)


                                          By: /s/ HERBERT KURINSKY
                                              ----------------------------------
                                              (Signature)
                                              Herbert Kurinsky
                                              President, Chief Executive Officer
                                              and Director


Dated: December 17, 1997